Exhibit 99.1

CONTACT: Eileen Brandt Histogen Inc. (858) 526-3106 ebrandt@histogen.com

Histogen Appoints Susan A. Knudson as Chief Financial Officer

SAN DIEGO, May 28, 2020 – Histogen Inc. (NASDAQ: HSTO), a regenerative medicine company with a novel biological platform that replaces and regenerates tissues in the body, announced today the appointment of Susan A. Knudson as Executive Vice President and Chief Financial Officer.

“We are proud to welcome Susan to serve as our Executive Vice President and Chief Financial Officer during this important time as we transition into a public company,” said Richard W. Pascoe, President and Chief Executive Officer of Histogen. “With over 20 years of experience in the biopharmaceutical industry, Susan brings a wealth of financial and corporate strategy expertise to Histogen as we evolve into a leading regenerative medicine focused company.”

Prior to coming to Histogen, Ms. Knudson most recently served as Senior Vice President and Chief Financial Officer of Pfenex Inc, where she successfully led fund raising efforts and executed on strategies to grow the business from development stage through commercialization.

Prior to Pfenex, Ms. Knudson held the position of Chief Financial Officer of Neothetics, Inc., an aesthetics focused pharmaceutical company, where she led the company’s strategic and corporate finance activities from pre-IPO through IPO. Among her previous roles, she served as Senior Director of Finance and Administration at Avera Pharmaceuticals, where she drove financing strategy, and was an integral part of the business development team interacting with multinational pharmaceutical companies.

“I am excited to join Histogen at this pivotal time, and I’m confident that my diverse background in healthcare will meaningfully complement the team as we move to execute on the Histogen pipeline of product candidates and overall corporate strategy,” said Ms. Knudson.

About Histogen

Histogen is a regenerative medicine company developing patented technologies that replace and regenerates tissues in the body. The company’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells, developing therapeutic products that address underserved, multi-billion US dollar global markets. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss Histogen’s future operations and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones and related timing; the nature, strategy and focus of Histogen’s business; and the development and commercial potential and potential benefits of any of Histogen’s product candidates. Histogen may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking

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statements. Because such statements deal with future events and are based on Histogen’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Histogen that could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Histogen’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Histogen’s product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm Histogen’s financial condition and increase its costs and expenses; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the those risks discussed in Histogen’s filings with the Securities and Exchange Commission. Except as otherwise required by law, Histogen disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

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